EXHIBIT 3.4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                                  120 Broadway
                            New York, New York 10271

                              Writer's Direct Dial
                                  212-238-3000
                                Fax: 212-238-3100
                               WWW.EMMETMARVIN.COM




                               NEW YORK, NEW YORK

                             MORRISTOWN, NEW JERSEY

                              STAMFORD, CONNECTICUT

                              WILMINGTON, DELAWARE





                                                               Very truly yours,


                                                 /S/ EMMET MARVIN AND MARTIN LLP
                                                     ---------------------------
                                                     EMMET MARVIN AND MARTIN LLP